UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2019

REDWOOD GREEN CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-181259	82-5051728
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

866 Navajo St., Denver, CO	80204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-416-7208

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 6, 2019 Redwood Green Corp. (“Redwood Green” or the “Company”) completed its previously announced acquisition of the cannabis brands and other assets of Critical Mass Industries LLC DBA Good Meds (“CMI”) for a total purchase price of approximately US $2 million and 13,553,233 shares of common stock (the “Acquisition”).

On September 4, 2019 the Company filed a Current Report on Form 8-K (“Form 8-K”) with the Securities and Exchange Commission to disclose the completion of the Acquisition. The Company indicated in the Form 8-K that it would file the financial statements and pro forma financial information required under Item 9.01 no later than 71 calendar days after the date on which the Form 8-K was required to be filed. This Amendment No. 1 to the Form 8-K is being filed to provide the required financial information.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

99.1	CMI audited financial statements for the years ended December 31, 2018 and 2017.
99.2	CMI balance sheets as of June 30, 2019 (unaudited) and December 31, 2018, and the unaudited statements of operations, members’ deficit and cash flows for the six-months ended June 30, 2019 and June 30, 2018.
99.3	Unaudited proforma balance sheet at June 30, 2019 and the unaudited proforma statements of operations for the six months ended June 30, 2019 and the year ended December 31, 2018 and notes related thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redwood Green Corp.

/s/ Michael Saxon
Michael Saxon
CEO, Principal Executive Officer

Date: March 6, 2020

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